UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

SUNTERRA CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(Address of principal executive offices including zip code)

(702) 804-8600

(Registrant’s telephone number including area code)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

The Third Amended and Restated Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Plan”) filed by Sunterra Corporation and approved by the Bankruptcy Court on June 21, 2002, provided that the general unsecured claims class would receive a distribution of Sunterra common stock. In accordance with the Plan, the Company will distribute approximately 382,000 of these shares on Friday, October 31, 2003. The distribution will be completed upon settlement or resolution of certain claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTERRA CORPORATION (Registrant)

October 30, 2003	By:	/s/ STEVEN E. WEST

(Date)		Steven E. West
Senior Vice President and Chief Financial Officer